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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

        This Agreement made effective as of January 1, 2000 by and between ADVOCAT INC., a Delaware corporation (the "Company"), and James F. Mills, Jr. (the "Employee").

        In consideration of the mutual covenants contained in this Agreement, the parties hereby agree as follows:

                                    SECTION I
                                   EMPLOYMENT

        The Company agrees to employ the Employee and the Employee agrees to be employed by the Company for the Period of Employment as provided in Section III.A. below and upon the terms and conditions provided in the Agreement.

                                   SECTION II
                          POSITION AND RESPONSIBILITIES

        During the Period of Employment, the Employee agrees to serve as Corporate Comptroller of the Company and to be responsible for the typical management responsibilities related to such a position and such other responsibilities as may be assigned to Employee from time to time by the Chief Executive Officer, Chief Financial Officer or the Board of Directors of the Company.

                                   SECTION III
                                TERMS AND DUTIES

        A.     Period of Employment

               The period of Employee's employment under this Agreement will commence as of the date hereof and shall continue through December 31, 2000, subject to extension or termination as provided in this Agreement ("Period of Employment"). On each anniversary of the commencement of the Period of Employment, the period of Employee's employment shall be extended for additional one (1) year periods, unless either party gives notice thirty (30) days in advance of the expiration of the then current period of employment of such party's intent not to extend the Period of Employment.

        B.     Duties

               During the Period of Employment, the Employee shall devote all of his business time, attention and skill to the business and affairs of the Company and its subsidiaries. The

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Employee will perform faithfully the duties which may be assigned to him from time to time by the Chief Executive Officer, the Chief Financial Officer or the Board of Directors.

                                   SECTION IV
                            COMPENSATION AND BENEFITS

        A.     Compensation

               For all services rendered by the Employee in any capacity during the Period of Employment, the Employee shall be compensated as follows:

               1.      Base Salary

                       The Company shall pay the Employee a base salary ("Base Salary") as follows: One Hundred Thousand Dollars ($100,000) per annum.

                       Base Salary shall be payable according to the customary payroll practices of the Company but in no event less frequently than twice each month. The base salary shall be reviewed annually and shall be subject to increase according to Employee's individual performance, the Company's financial results, prevailing market conditions and other policies and practices adopted by the Company from time to time.

        B.     Annual Incentive Awards

               The Company will, in its discretion, pay the Employee annual incentive compensation awards as may be granted by the Board or a Compensation Committee to the Employee up to 25% of Base Salary, conditional upon achievement of pre-agreed performance goals and objectives.

        C.     Additional Benefits

               The Employee will be entitled to participate in all compensation or employee benefit plans or programs and receive all benefits and perquisites for which any salaried employees of the Company at an equivalent level to Employee are eligible under any existing or future plan or program established by the Company for such employees. The Employee will participate to the extent permissible under the terms and provisions of such plans or programs in accordance with program provisions. These may include group hospitalization, health, dental care, life or other insurance, tax qualified pension, car allowance, savings, thrift and profit sharing plans, termination pay programs, sick leave plans, travel or accident insurance, disability insurance, and contingent compensation plans including capital accumulation programs, stock purchase programs and stock option plans. Nothing in this Agreement will preclude the Company from amending or terminating any such plans or programs. The Employee will be entitled to an annual three-week paid vacation.



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                                    SECTION V
                                BUSINESS EXPENSES

        The Company will reimburse the Employee for all reasonable travel and other expenses incurred by the Employee in connection with the performance of his duties and obligations under this Agreement.

                                   SECTION VI
                                   DISABILITY

        A. In the event of disability of the Employee during the Period of Employment, the Company will continue to pay the Employee according to the compensation provisions of this Agreement during the period of his disability, until such time as Employee's long term disability insurance benefits are available. However, in the event the Employee is disabled for a continuous period of six (6) months after the Employee first becomes disabled, the Company may terminate the employment of the Employee. In this case, normal compensation will cease except for earned but unpaid Base Salary and Incentive Compensation Awards which would be payable on a pro-rated basis for the year in which the disability occurred. In the event of such termination, all unvested stock options held by Employee shall be deemed fully vested on the date of such termination.

        B. During the period the Employee is receiving payments of either regular compensation or disability insurance described in this Agreement and as long as he is physically and mentally able to do so, the Employee will furnish information and assistance to the Company and from time to time will make herself available to the Company to undertake assignments consistent with his prior position with the Company and his physical and mental health. If the Company fails to make a payment or provide a benefit required as part of the Agreement, the Employee's obligation to fulfill information and assistance will end.

        C. The term "disability" will have the same meaning as under any disability insurance provided pursuant to this Agreement or otherwise.

                                   SECTION VII
                                      DEATH

        In the event of the death of the Employee during the Period of Employment, the Company's obligation to make payments under this Agreement shall cease as of the date of death, except for earned but unpaid Base Salary and Incentive Compensation Awards which will be paid on a prorated basis for that year. The Employee's designated beneficiary will be entitled to receive the proceeds of any life or other insurance or other death benefit programs provided in this Agreement.


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                                  SECTION VIII
                       EFFECT OF TERMINATION OF EMPLOYMENT

        A. If the Employee's employment terminates due to either a Without Cause Termination or a Constructive Discharge, as defined later in this Agreement, the Company will continue to pay the Employee his Base Salary in effect at such time for a six month period following such Termination or Constructive Discharge. Earned but unpaid Base Salary and Incentive Compensation Awards will be paid in a lump sum at such time. The benefits and perquisites described in this Agreement as in effect at the date of termination of employment will be continued for six (6) months. If the Employee's employment terminates due to either a Without Cause Termination or a Constructive Discharge, or pursuant to
Section XI, all stock options ("Options"), if any, granted to the Employee under the Company's 1991 Non-Qualified Stock Option Plan or other stock option program or plan (the "Plan") shall be deemed vested, and the Company shall cause the Options, if any, to remain exercisable for six (6) months from the date of termination.

        B. If the Employee's employment terminates due to a Termination for Cause, earned but unpaid Base Salary will be paid on a pro-rated basis for the year in which the termination occurs. No other payments will be made or benefits provided by the Company.

        C. Upon termination of the Employee's employment other than for reasons due to death, disability, or pursuant to Paragraph A of this Section or Section XI, the Period of Employment and the Company's obligation to make payments under this Agreement will cease as of the date of the termination except as expressly defined in this Agreement. In the event that the Employee desires to terminate this Agreement, except as otherwise expressly stated herein, the Employee shall be required to give the Company at least thirty (30) days' prior written notice prior to the effective date of such termination.

        D. For this Agreement, the following terms have the following meanings:

           1. "Termination for Cause" means termination of the Employee's employment by the Company's Board of Directors acting in good faith by the Company by written notice to the Employee specifying the event relied upon for such termination, due to the Employee's serious, willful misconduct with respect to his duties under this Agreement, including but not limited to conviction for a felony or perpetration of a common law fraud, which has resulted or is likely to result in material economic damage to the Company.

           2. "Constructive Discharge" means termination of the Employee's employment by the Employee due to a failure of the Company to fulfill its obligations under this Agreement in any material respect including any reduction of the Employee's Base Salary or other compensation other than reductions applicable to all employees of the Company or failure to appoint or reappoint the Employee to the position specified in Section II hereof, or other material change by the Company in the functions, duties or responsibilities of the position which would reduce the ranking or level, responsibility, importance or scope of the position. The Employee will provide the Company a


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written notice which describes the circumstances being relied on for the termination with respect to the Agreement within ninety (90) days after the event giving rise to the notice. The Company will have thirty (30) days to remedy the situation prior to the Termination for Constructive Dismissal.

           3. "Without Cause Termination" means termination of the Employee's employment by the Company (a) other than due to death, disability, Termination for Cause or pursuant to Section XI; or (b) upon expiration of the Period of Employment as a result of the giving of notice by the Company the of its intent not to extend the Period of Employment as provided in Section III.A. In the event of a Without Cause Termination, the shall be required to give the Employee at least thirty (30) days' notice prior to the effective date of such termination.

                                   SECTION IX
                       OTHER DUTIES OF THE EMPLOYEE DURING
                       AND AFTER THE PERIOD OF EMPLOYMENT

        A. The Employee will, with reasonable notice during or after the Period of Employment, furnish information as may be in his possession and cooperate with the Company as may reasonably be requested in connection with any claims or legal actions in which the Company is or may become a party.

        B. The Employee recognizes and acknowledges that all information pertaining to the affairs, business, clients, customers or other relationships of the Company, as hereinafter defined, is confidential and is a unique and valuable asset of the Company. Access to and knowledge of this information are essential to the performance of the Employee's duties under this Agreement. The Employee will not during the Period of Employment or after except to the extent reasonably necessary in performance of the duties under this Agreement, give to any person, firm, association, corporation or governmental agency any information concerning the affairs, business, clients, customers or other relationships of the Company except as required by law. The Employee will not make use of this type of information for his own purposes or for the benefit of any person or organization other than the Company. The Employee will also use his best efforts to prevent the disclosure of this information by others. All records, memoranda, etc. relating to the business of the Company whether made by the Employee or otherwise coming into his possession are confidential and will remain the property of the Company.

        C. During the Period of Employment and for a twelve (12) month period thereafter, the Employee will not use his status with the Company to obtain loans, goods or services from another organization on terms that would not be available to him in the absence of his relationship to the Company. During the Period of Employment and for a twelve (12) month period following termination of the Period of Employment, other than termination due to a Without Cause Termination, a Constructive Discharge or termination pursuant to Section XI: the Employee will not make any statements or perform any acts intended to advance the interest of any existing or prospective competitors of the Company in any way that will injure the interest of the Company; the


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Employee without prior express written approval by the Board of Directors of the
Company will not directly or indirectly own or hold any proprietary interest in or be employed by or receive compensation from any party engaged in the same or any similar business in the same geographic areas the Company does business; and the Employee without express prior written approval from the Board of Directors, will not solicit any members of the then current clients of the Company or discuss with any employee of the Company information or operation of any business intended to compete with the Company. For the purposes of the Agreement, proprietary interest means legal or equitable ownership, whether through stock holdings or otherwise, of a debt or equity interest (including options, warrants, rights and convertible interests) in a business firm or entity, or ownership of more than 5% of any class of equity interest in a publicly-held company. The Employee acknowledges that the covenants contained herein are reasonable as to geographic and temporal scope. For a twelve (12) month period after termination of the Period of Employment for any reason, the Employee will not directly or indirectly hire any employee of the Company or solicit or encourage any such employee to leave the employ of the Company.

        D. The Employee acknowledges that his breach or threatened or attempted breach of any provision of Section IX would cause irreparable harm to the Company not compensable in monetary damages and that the Company shall be entitled, in addition to all other applicable remedies, to a temporary and permanent injunction and a decree for specific performance of the terms of
Section IX without being required to prove damages or furnish any bond or other security.

        E. The Employee shall not be bound by the provisions of Section IX in the event of the default by the Company in its obligations under this Agreement which are to be performed upon or after termination of this Agreement.

                                    SECTION X
                           INDEMNIFICATION, LITIGATION

        The Company will indemnify the Employee to the fullest extent permitted by the laws of the state of incorporation in effect at that time, or certificate of incorporation and by-laws of the Company whichever affords the greater protection to the Employee. The Employee will be entitled to any insurance proceeds related to any award, or any fees or expenses incurred in connection with any action, suit or proceeding to which he may be made a party by reason of being an officer of the Company.

                                   SECTION XI
                                CHANGE IN CONTROL

        In the event there is a Change in Control of the ownership of the Company, the Employee may at any time immediately resign upon written notice to the Company. In this event, the Company shall continue to pay the Employee his Base Salary as in effect at the time of such



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resignation for a six month period following such resignation. In addition, earned but unpaid Base Salary and Incentive Compensation Awards will be paid on a pro-rated basis for the year in which resignation occurs. Any Options granted to the Employee prior to termination pursuant to the Plan, but subject to vesting restrictions, will be fully vested upon a Change in Control whether or not the Employee resigns. The benefits and perquisites described in this Agreement as in effect at the date of termination of employment will also be continued for six (6) months from the effective date of termination pursuant to Change of Control.

        A "Change in Control" shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of more than 50% of the outstanding voting securities of the Company, (ii) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, as the same shall have existed immediately prior to such merger or consolidation, (iii) the Company shall sell all or substantially all of its assets to another corporation which is not a wholly-owned subsidiary, or (iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Securities and Exchange Act of 1934 ("Exchange "Act")), shall acquire more than 50% of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record). For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the date hereof) pursuant to the Exchange Act.

                                   SECTION XII
                                WITHHOLDING TAXES

        The Company may directly or indirectly withhold from any payments under this Agreement all federal, state, city or other taxes that shall be required pursuant to any law or governmental regulation.

                                  SECTION XIII
                           EFFECTIVE PRIOR AGREEMENTS

        This Agreement contains the entire understanding between the Company and the Employee with respect to the subject matter and supersedes any prior employment or severance agreements between the Company and its affiliates, and the Employee.


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                                   SECTION XIV
                     CONSOLIDATION, MERGER OR SALE OF ASSETS

        Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a Consolidation, Merger or Sale of Assets, the term "the Company" as used will mean the other corporation and this Agreement shall continue in full force and effect. This Section XIV is not intended to modify or limit the rights of the Employee hereunder, including without limitation, the rights of Employee under Section XI.

                                   SECTION XV
                                  MODIFICATION

        This Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived except in writing by the party charged with waiver. A waiver shall operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived.

                                   SECTION XVI
                           GOVERNING LAW; ARBITRATION

        This Agreement has been executed and delivered in the State of Tennessee and its validity, interpretation, performance and enforcement shall be governed by the laws of that state.

        Any dispute among the parties hereto shall be settled by arbitration in Nashville, Tennessee, in accordance with the rules then obtaining of the American Arbitration Association and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

                                  SECTION XVII
                                     NOTICES

        All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first-class postage prepaid by registered mail, return receipt requested, or if delivered by hand, overnight delivery service or confirmed facsimile transmission, to the following:


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               (a) If to the Company, at 277 Mallory Station Road, Suite 130,
Franklin, Tennessee 37067, Attention: President or Chief Executive Officer, or at such other address as may have been furnished to the Employee by the Company in writing; or

               (b) If to the Employee, at 210 Deer Park Lane, Franklin, Tennessee 37069, or such other address as may have been furnished to the Company by the Employee in writing.

                                  SECTION XVIII
                                BINDING AGREEMENT

        This Agreement shall be binding on the parties' successors, heirs and assigns.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                         ADVOCAT INC.

                                         By:_________________________________

                                         Title: _____________________________



                                         EMPLOYEE:

                                         _____________________________________
                                         James F. Mills, Jr.






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